UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2023

(Date of Report - Date of earliest event reported on)

Community Bancorp/VT
(Exact name of Registrant as Specified in its Charter)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  Effective January 1, 2024, Community Bancorp. (the Company) Vice President Christopher L. Caldwell, age 58, has been appointed to the Boards of Directors of the Company and its wholly owned subsidiary, Community National Bank (the Bank).  Mr. Caldwell will join the class of directors whose term expires at the Company’s 2024 Annual Meeting of Shareholders; at which time he will stand for election to a three-year term.  He will serve on the Company’s Corporate Governance and Risk Management committees.  The appointments, effective on January 1, 2024, were approved on November 15, 2023, by unanimous votes of the Boards of Directors of the Company and the Bank.

Since April 2021, Mr. Caldwell has served as Vice President of the Company and Executive Vice President and Chief Lending Officer at the Bank.  From April 2020 to April 2021, Mr. Caldwell served as Senior Vice President, Head of Indiana Commercial/Business Banking for Northwest Bank in Indiana.  From September 2005 to April 2020, he served as Senior Vice President Commercial and Business Banking for MutualBank (formerly known as Mutual Saving Bank), acquired by Northwest Bank in April 2020.  Prior experience from 1996 to 2005 includes as a commercial banker for Star Financial Bank and Madison Community Bank, as well owner and consultant with TKC Business Success Group, all in Indiana.  Christopher resides in Newport, Vermont.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: December 28, 2023	/s/ Kathryn M. Austin
Kathryn M. Austin, President &
Chief Executive Officer

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